Exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (Fax)





May 20, 2002


To Whom It May Concern:

I have issued my report dated May 20, 2002, accompanying the financial statements of Edgar Filing.net, Inc. on Form 10-QSB for the three-month period ended March 31, 2002. I hereby consent to the incorporation by reference of said report on the Quarterly Report of Edgar Filing.net, Inc. on Form 10-QSB.

Signed,

/s/ G. Brad Beckstead, CPA